Additional Statements Required by Rule 17g-1(g)(1)

The attached chart includes the amount of the single insured bond which each Fund would have provided and maintained had it not been named as an insured under a joint insured bond as well as the allocation among the Funds, and their respective series, that was approved by the Board. The premium on the joint insured bond has been paid through September 1, 2014.

FIDELITY BOND PREMIUM AMOUNT AND ALLOCATION 2013

	Net Assets as of	Amount of Minimum	Amount of	Percentage of
	31-Jul-2013	Bond Requirement	Bond Coverage	Allocation
Fund Name		(in dollars)	(in Dollars)	(%)
SunAmerica Japan Fund	26,173,005			0.40%
SunAmerica Value Fund	112,777,662			1.74%
SunAmerica International Dividend Strategy Fund	108,881,536			1.68%

Total SunAmerica Equity Series	$247,832,203	$600,000	$750,000	3.83%

SunAmerica Strategic Bond Fund	594,060,396			0.80%
SunAmerica GNMA Fund	184,587,925			1.15%
SunAmerica U.S. Government Securities Fund	129,146,625			0.80%
SunAmerica High Yield Bond Fund	120,329,978			0.75%

Total SunAmerica Income Fund	$1,028,124,925	$1,250,000	$1,250,000	6.38%

Money Market Fund	737,904,404			5.10%

Total SunAmerica Money Market	$737,904,404	$900,000	$1,000,000	5.10%

SunAmerica Senior Floating Rate Fund, Inc.	388,742,455			3.83%

Total SunAmerica Senior Floating Rate	$388,742,455	$750,000	$750,000	3.83%

Focused Balanced Strategy Portfolio	—
Focused Multi-Asset Strategy Portfolio	—
Focused Dividend Strategy Portfolio	5,784,344,918			11.73%
Focused Large-Cap Growth Portfolio	279,202,262			0.57%
Strategic Value Portfolio	228,320,255			0.46%

Total SunAmerica Series	$6,291,867,434	$2,500,000	$2,500,000	12.76%

Growth Portfolio	481,603,010			1.49%
Government & Quality Bond Portfolio	1,196,822,065			3.71%
Strategic Multi-Asset Portfolio	21,957,128			0.07%
Multi-Asset Portfolio	22,176,762			0.07%
Capital Appreciation Portfolio	1,207,838,453			3.75%
Growth and Income Portfolio	75,215,745			0.23%
Natural Resources Portfolio	219,114,030			0.68%
Asset Allocation Portfolio	228,486,951			0.71%

Total Anchor Series Trust	$3,453,214,145	$2,100,000	$2,100,000	10.71%

Allocation Balanced Portfolio	—
Allocation Moderate Portfolio	—
Allocation Moderate Portfolio	—
Allocation Moderate Growth Portfolio	—
Allocation Growth Portfolio	—
Focus Value Portfolio	156,025,477			0.47%
Cash Management Portfolio	40,830,518			0.12%
Multi-Managed Growth Portfolio	69,284,792			0.21%
Real Return Portfolio	533,969,428			1.61%
Multi-Managed Moderate Growth Portfolio	119,954,223			0.36%
Multi-Managed Income/Equity Portfolio	91,821,882			0.28%
Multi-Managed Income Portfolio	76,803,258			0.23%
Asset Allocation: Diversified Growth Portfolio	165,843,365			0.50%
Large Cap Growth Portfolio	333,158,607			1.00%
Stock Portfolio	269,966,553			0.81%
Large Cap Value Portfolio	503,513,415			1.52%
Mid Cap Growth Portfolio	138,317,031			0.42%
Growth Strategy Portfolio	—
Moderate Growth Strategy Portfolio	—
Balanced Growth Strategy Portfolio	—
Conservative Growth Strategy Portfolio	—
Mid Cap Value Portfolio	298,653,048			0.20%
Small Cap Portfolio	165,768,611			0.11%
International Equity Portfolio	499,633,172			0.33%
Growth Strategy Portfolio	—
Multi-Managed Moderate Growth Strategy Portfolio	—
Balanced Growth Strategy Portfolio	—
Conservative Growth Strategy Portfolio	—
Growth Strategy Portfolio	—
Multi-Managed Moderate Growth Strategy Portfolio	—
Balanced Growth Strategy Portfolio	—
Conservative Growth Strategy Portfolio	—
Diversified Fixed Income Portfolio	774,972,143			0.52%
Focus Growth Portfolio	149,299,474			0.10%

Total Seasons Series Trust	$4,238,515,522	$2,500,000	$2,500,000	12.76%

Equity Index Portfolio	453,827,459			0.30%
Small Company Value Portfolio	363,015,043			0.24%
Mid-Cap Growth Portfolio	255,441,129			0.17%
Capital Growth Portfolio	60,824,518			0.04%
Blue Chip Growth Portfolio	93,630,491			0.06%
Growth Opportunities Portfolio	285,435,826			0.19%
Technology Portfolio	36,393,096			0.02%
Marisco Focused Growth Portfolio	181,639,397			0.12%
Small & Mid Cap Value Portfolio	648,824,314			0.43%
Foreign Value Portfolio	836,954,143			0.56%
VCP Value Portfolio	22,947,830			0.02%
VCP Total Return Balanced Portfolio	22,644,815			0.02%
Protected Asset Allocation SAST Portfolio	46,846,773			0.03%
American Fund Growth Portfolio	306,932,297			0.20%
American Fund Global Growth Portfolio	471,295,611			0.31%
American Fund Growth and Income Portfolio	248,916,937			0.17%
American Fund Asset Allocation Portfolio	142,400,130			0.09%
Cash Management Portfolio	276,358,650			0.18%
Corporate Bond Portfolio	1,247,503,996			0.83%
Global Bond Portfolio	369,876,418			0.25%
High-Yield Bond Portfolio	378,057,178			0.25%
Growth-Income Portfolio	518,441,362			0.35%
Global Equities Portfolio	291,209,918			0.19%
Alliance Growth Portfolio	389,375,229			0.26%
MFS Massachusetts Investors Trust Portfolio	668,888,538			0.45%
Fundamental Growth Portfolio	242,368,065			0.16%
SunAmerica Dynamic Allocation Portfolio	3,906,202,514			2.60%
International Diversified Equities Portfolio	257,617,895			0.17%
Davis Venture Value Portfolio	1,312,087,962			0.87%
MFS Total Return Portfolio	649,941,603			0.43%
Total Return Bond Portfolio	1,342,639,483			0.90%
Telecom Utility Portfolio	50,344,088			0.03%
Equity Opportunities Portfolio	128,625,555			0.09%
Aggressive Growth Portfolio	115,900,175			0.08%
International Growth and Income Portfolio	356,673,942			0.24%
Emerging Markets Portfolio	304,303,435			0.20%
SunAmerica Dynamic Strategy Portfolio	1,126,892,638			0.75%
Real Estate Portfolio	371,965,931			0.24%

FIDELITY BOND PREMIUM AMOUNT AND ALLOCATION 2013

	Net Assets as of	Amount of Minimum	Amount of	Percentage of
	31-Jul-2013	Bond Requirement	Bond Coverage	Allocation
Fund Name		(in dollars)	(in Dollars)	(%)
“Dogs” of Wall Street Portfolio	154,163,528			0.10%
Balanced Portfolio	196,701,870			0.13%

Total SunAmerica Series Trust	$19,134,109,784	$2,500,000	$2,500,000	12.76%

Money Market I Fund	383,680,131			0.25%
Money Market I Fund	382,258,608			0.24%
Government Securities Fund	128,806,831			0.08%
Capital Conservation Fund	225,923,790			0.14%
Stock Index Fund	4,067,477,481			2.61%
Global Social Awareness Fund	307,274,721			0.20%
Mid Cap Index Fund	3,004,215,609			1.92%
Asset Allocation Fund	163,667,838			0.10%
Small Cap Index Fund	1,035,253,016			0.66%
Growth & Income Fund	98,311,934			0.06%
Nasdaq-100 Index Fund	208,399,110			0.13%
Core Equity Fund	248,908,932			0.16%
Health Sciences Fund	454,207,524			0.29%
Blue Chip Growth Fund	513,684,203			0.33%
Value Fund	116,101,386			0.07%
Small Cap Fund	367,014,128			0.24%
International Government Bond Fund	176,040,137			0.11%
Inflation Protected Fund	435,437,837			0.28%
Large Capital Growth Fund	376,365,366			0.24%
Broad Cap Value Income Fund	45,337,305			0.03%
Foreign Value Fund	924,348,401			0.59%
Emerging Economies Fund	655,480,250			0.42%
Large Cap Core Fund	165,791,112			0.11%
Mid Cap Strategic Growth Fund	267,743,778			0.17%
Small Cap Aggressive Growth Fund	91,914,995			0.06%
International Equities Fund	1,025,025,091			0.66%
International Growth Fund	608,209,999			0.39%
Science & Technology Fund	800,154,549			0.51%
Global Strategy Fund	466,419,728			0.30%
Small Cap Special Values Fund	235,907,779			0.15%
Dividend Value Fund	605,641,921			0.39%
Growth Fund	835,371,972			0.54%
Global Real Estate Fund	377,451,805			0.24%
Small—Mid Growth Fund	116,775,678			0.29%
Dynamic Allocation Fund	125,112,650			0.32%

Total VALIC Company I Series	$19,914,602,949	$2,500,000	$2,500,000	12.76%

International Opportunities Fund	536,966,650			1.36%
Small Cap Growth Fund	100,544,182			0.25%
Mid Cap Growth Fund	134,845,206			0.34%
Capital Appreciation Fund	71,309,083			0.18%
Large Cap Value Fund	195,897,494			0.49%
Socially Responsible Fund	602,639,627			1.52%
Mid Cap Value Fund	896,001,710			2.26%
Money Market II Fund	182,237,660			0.46%
Aggressive Growth Lifestyle Fund	—
Moderate Growth Lifestyle Fund	—
Conservative Growth Lifestyle Fund	—
Core Bond Fund	743,924,591			1.88%
Strategic Bond Fund	704,937,317			1.78%
High Yield Bond Fund	346,107,618			0.87%
Small Cap Value Fund	537,916,570			1.36%

Total VALIC Company II Series	$5,053,327,708	$2,500,000	$2,500,000	12.76%

2020 High Watermark Fund	49,742,531			0.30%
SunAmerica Alternative Strategies Fund	104,273,898			0.63%
SunAmerica Global Trends Fund	113,125,980			0.68%
Focused Alpha Growth Fund	469,924,944			2.83%
SunAmerica Focused Alpha Large Cap Fund	304,439,186			1.83%
SunAmerica Income Explorer Fund	18,345,993			0.11%

SunAmerica Specialty Series	$1,059,852,533	$1,000,000	$1,250,000	6.38%

GRAND TOTAL		$19,100,000	$19,600,000	100.00%